Exhibit 99.1

Press Release

RBC Bearings Incorporated to Build New 137,000 Square Foot Facility in Torrington, Connecticut

Oxford, CT — October 24, 2006 — RBC Bearings Incorporated (Nasdaq: ROLL), a leading international manufacturer of highly-engineered precision plain, roller and ball bearings for the industrial, defense and aerospace industries, announced today that the Company will begin construction of a new aircraft products facility in Torrington, Connecticut. The Company expects to relocate operations from its current leased facility, also based in Torrington, to the new 137,000 square foot facility in 2007.

“The new Torrington facility will play a critical role in helping the Company to further execute on operational initiatives and meet the diverse needs of our clients and the growing demand for our products,” said Dr. Michael J. Hartnett, Chairman and Chief Executive Officer. “Since 2003, we have more than doubled our operations in Connecticut from 150 employees to over 300 employees. We are pleased that our investment in the state will continue and are grateful to both state and local officials for their support.”

The new facility will allow RBC Bearings to expand current operations and pursue new programs by providing large, open production areas and a stronger infrastructure. CONNSTEP, a state-sponsored agency, is helping the Company plan its new plant with the goal of maximizing manufacturing efficiencies.

“This is a big win for RBC’s workers and for Torrington,” said Congresswoman Nancy Johnson. “This significant new investment in Torrington will boost our local economy and create and retain jobs. I congratulate RBC and its workforce on this good news, and I thank them for their commitment to Connecticut.”

“RBC has always been a friend to Torrington.  We are proud to have them stay and grow in our City.  It has been a pleasure working with them and we know that this partnership will last for many years to come,” said Mayor Bingham

About RBC Bearings

RBC Bearings Incorporated is an international manufacturer and marketer of highly engineered precision bearings and components.  Founded in 1919, the Company is primarily focused on producing highly technical or regulated bearing products requiring sophisticated design, testing, and manufacturing capabilities for the diversified industrial, aerospace and defense markets.  Headquartered in Oxford, Connecticut, RBC Bearings currently employs approximately 1,800 people and operates 16 manufacturing facilities in three countries.

Safe Harbor for Forward Looking Statements

Certain statements in this press release contain “forward-looking statements.”  All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any section of this press release entitled “Outlook”; any projections of earnings, revenue or other financial items relating to the Company, any statement of the plans, strategies and objectives of management for future operations; any statements concerning proposed future growth rates in the markets we serve; any statements of belief; any characterization of and the Company’s ability to control contingent liabilities; anticipated trends in the Company’s businesses; and any statements of assumptions underlying any of the foregoing.  Forward-looking statements may include the words “may”, “estimate”, “intend”, “continue”, “believe”, “expect”, “anticipate” and other similar words.  Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.  Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties beyond the control of the Company.  These risks and uncertainties include, but are not limited to, risks and uncertainties relating to our ability to integrate acquired companies or assets, general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending or future litigation and governmental proceedings and approvals, estimated legal costs, increases in interest rates, the Company’s ability to meet its debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission, including, without limitation, the risks identified under the heading “Risk Factors” set forth in the Company’s Annual Report filed on Form 10-K on June 16, 2006.  The Company does not intend, and undertakes no obligation, to update or alter any forward-looking statement.

Contacts

RBC Bearings
Daniel A. Bergeron
203-267-5028
dbergeron@rbcbearings.com

Ashton Partners
Lauren Murphy
617-275-8745
investors@rbcbearings.com